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                                                                    Exhibit 23.1




                        CONSENT OF ERNST AND YOUNG, LLP,
                              INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated for the registration of 250,000 shares of its common stock of our report dated January 17, 1995, with respect to the consolidated financial statements of Comerica Incorporated included in the Company's Annual Report on Form 10-K, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



April 20, 1995

                                  /s/ Ernst & Young LLP





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